UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2026
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Forbright, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-43343 (Commission File Number)	26-3126112 (I.R.S. Employer Identification Number)
4445 Willard Avenue, Suite 1000 Chevy Chase, Maryland 20815
(Address of principal executive offices and zip code)
(301) 299-8810
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	FRBT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.
On November 12, 2026, Forbright, Inc. (“Forbright” or the “Company”), the parent company of Forbright Bank, announced that its Board of Directors (the “Board”) authorized a stock repurchase program to repurchase up to $25 million of the Company’s outstanding common stock, $0.001 par value per share.
Under the program, stock repurchases may be made from time to time in open market transactions, privately negotiated transactions, accelerated repurchase arrangements, tender offers, or Rule 10b5-1 trading plans. The program will remain in effect through November 30, 2027, unless earlier completed. The Board may extend, suspend, or discontinue the program at any time.
The exact number of shares, timing for such repurchases, and the price and terms at and on which such repurchases are to be made will be at the discretion of the Company and subject to regulatory limitations. The program does not obligate the Company to make any repurchases or repurchase any particular amount of common stock.
Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORBRIGHT, INC.

Date:	November 12, 2026	By:	/s/ Christopher S. Lynch
		Name:	Christopher S. Lynch
		Title:	Chief Financial Officer